EXHIBIT 23


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                                Neff & Ricci LLP
                   Consultants & Certified Public Accountants
                         6100 Uptown Blvd, NE, Suite 400
                              Albuquerque, NM 87110
                                Tel: 505-830-6200
                                Fax: 505-830-6282
                              Web: www.neffcpa.com



                Independent Certified Public Accountants' Consent



Board of Directors
Alamogordo Financial Corporation


We have issued our report dated August 18, 2004, accompanying the consolidated financial statements of Alamogordo Financial Corporation, which are included in the Annual Report on Form 10-KSB for the year ended June 30, 2004 and 2003. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8 (333-66942).


/s/ Neff & Ricci LLP


Albuquerque, New Mexico
October 8, 2004